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                                                                    Exhibit 10.7

                                 LEASE AGREEMENT

         THIS INDENTURE OF LEASE, made as of May 21, 2001, by and between FORT WALTON RADIATION ASSOCIATES, LLP, a Florida limited liability partnership hereinafter called "Lessor", end 21ST CENTURY ONCOLOGY, INC., a Florida corporation, hereinafter designated as "Lessee".

                                   WITNESSETH:

         The parties hereto, for themselves, their successors or assigns, hereby covenant and agree as follows:

         1.       CONSIDERATION:

                  That for and in consideration of rents and deposits hereinafter stipulated, and in consideration of the performance by Lessee of the covenants hereinafter contained by the Lessee to be kept and performed, Lessor agrees to let and demise unto the Lessee, those certain premises (the "Premises") located in Okaloosa County, Florida, more particularly described in Exhibit "A" attached hereto and incorporated herein by reference.

         2.       USE:

                  The Premises shall be used solely for a medical office and for no other use or purpose.

         3.       TERM:

                  The term of this Lease is for a period of fifteen (15) years commencing on May 21, 2001 and ending on May 31, 2016.

         4.       RENT:

                  Lessee agrees to pay the Lessor without demand or notice at Lessor's office designated as 2234 Colonial Boulevard. Fort Myers, FL 33907, or such other places as Lessor shall from time to time designate, in writing, the following rents for the aforesaid Premises for the term of this Lease, to wit:

                  a. RENT FOR THE LEASE TERM: The total rental for the fifteen (15) year term of this Lease shall be the sum of $2,880,000.00, payable by the Lessee in equal monthly installments of $16,000.00 each, on or before the first day of each month, in advance, without any deduction or setoff whatsoever. The foregoing notwithstanding, the monthly rental amount shall be adjusted for each Lease Year (a Lease year shall be the period beginning on June 1st of each year beginning June 1, 2002 and ending on May 31 of the ensuing year) by the percentage increase in the Consumer Price Index ("CPl") for the period beginning with the Consumer Price Index for the month of March preceding the commencement of each Lease Year and ending with the Consumer Price index for the month of March during the Lease Year in which the adjustment is to be made. Lessee shall also be responsible for the payment to Lessor of any sales tax or use tax due in connection with this Lease Agreement including any sales tax deemed to be due in connection with any payments for property taxes and insurance paid directly by Lessee. For purposes of this Lease, the Consumer Price Index to be utilized shall be the Consumer Price Index published by the Bureau of Labor Statistics of the U.S. Department of Labor, using the U.S. City Average, All Urban Consumers (1967 = 100). In the event that the foregoing Consumer Price Index is no longer published, then a comparable index which measures inflationary factors and the corresponding decrease in the purchasing power of the U.S. Dollar, shall be selected by Lessor and all future Consumer Price Index adjustments called for in the Lease shall be based upon such index. In no event shall the rental amount be decreased due to a decrease in CPl. Lessor shall notify Lessee in writing of the amount of the increased Minimum Rent for any Lease Year. If Lessor fails to notify Lessee of the amount of increase prior to the commencement of a new Lease Year, Lessee shall continue paying the previously applicable monthly rental installments until such time as Lessee is notified in writing of the appropriate CPI increase in the monthly rent. Within thirty (30) days after receipt of notification from Lessor of any CPI adjustment, Lessee

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shall pay Lessor any deficiency in the monthly rental installments paid by
Lessee prior to such notification. In the event that this Lease shall commence on a day other than the first day of the month, prorated rental shall be due on the commencement date of the Lease for the period beginning on the commencement date and ending on the last day of the month in which the Lease commences. In the event that the term of this Lease shall end on a date other than the last day of a month, the final rental payment shall be a prorated amount for the period from the first day of the month to the Lease expiration date.

                  b.       LESSEE'S OBLIGATION TO PAY RENT AFTER EXPIRATION OF
LEASE: If Lessee shall occupy the Premises with the express written consent of Lessor after the expiration of this Lease or any extension thereof, and rent is accepted from Lessee, such occupancy and payment shall be construed as a one month extension in the term of this Lease and all other terms and provisions of this Lease Agreement shall apply. If Lessee shall occupy the Premises without the written consent of Lessor after the expiration of this Lease or any extension thereof, Lessee shall be considered a tenant at sufferance subject to immediate eviction and Lessee shall pay to Lessor twice the monthly rental amount as specified in this Lease for any month or any portion of a month during which Lessee continues to retain possession of the Premises. Lessee shall also be responsible to Lessor for any damages suffered by Lessor as a consequence of any holdover by Lessee.

                  c. DELINQUENT RENTAL PAYMENTS: Interest shall accrue on any rental amounts (including any additional rental due hereunder) which are not paid within ten (10) days of the due date at the rate of ten (10%) percent per annum accrued from the due date until the date of payment.

         5.       OPTION.

                  Provided Lessee shall have faithfully performed and complied with each and every term, condition and covenant herein contained during the fifteen (15) year term of this Lease, Lessee shall have the option (upon one hundred eighty (180) days prior written notice to Lessor, at its place of business in Fort Myers, Florida, sent via U.S. certified mail with return receipt requested) to extend the primary term of this lease for one (1) additional five (5) year period from the expiration date of the Initial fifteen
(15) year term at a rental rate adjusted and computed as set forth below. All other terms and conditions of the Lease shall remain in full force and effect during the five (5) year renewal period, except that the Lessee shall have no further options to extend this Lease. The rent for the renewal period shall be calculated as follows:

                  Adjusted Rent: During the first year of the five (5) year renewal term, the monthly rental amount shall be the amount of the monthly rental for the last lease year of the primary lease term increased by the CPI in the manner described in Paragraph 4(a) above. Monthly rental amounts for each succeeding year of the renewal term shall be increased by the CPI in keeping with the method set forth in Paragraph 4(a) above. All such rental payments during the renewal term shall be made, without any deduction or offset whatsoever, on or before the first day of each month, together with any and all sales or use taxes due thereon.

         6.       SECURITY DEPOSIT:

                  It is mutually agreed between the parties that no security deposit is being required in connection with this Lease.

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         7.       CONDUCT OF BUSINESS:

                  a. PROPERTY RULES: At all times, Lessee shall conduct its business in accordance with the reasonable rules, regulations and policies, if any, as established by Lessor from time to time, and provided to Lessee in writing.

                  b. COMPLIANCE WITH LAWS: Lessee shall use the Premises solely for the aforestated purposes and shall occupy the Premises for no other purpose or purposes and such use and occupancy shall be in compliance with all applicable federal, state, and local governmental statutes, laws, rules, regulations, and ordinances, including, but not limited to, the Americans With Disabilities Act. Lessee shall indemnity, defend and hold Lessor harmless from any and all claims or costs related to Lessee's violation of any federal, state or local governmental statutes, laws, rules, regulations, and ordinances, including, but not limited to, the Americans With Disabilities Act.

         B.       SUBLETTING:

                  Lessee shall not sublet or assign this Lease to any person, partnership, company, corporation, association, agency or governmental entity without Lessor's prior written approval in each instance, which approval shall not be unreasonably withheld. Any transfer, assignment, subletting or subleasing approved by Lessor shall not relieve the Lessee from the Lessee's obligations, liabilities and duties created under this Lease

         9.       INSPECTIONS AND ALTERATIONS BY LESSOR:

                  Lessor reserves the right from time to time, and without any duty to do so, to make inspections of the Premises and to make any repairs, modifications or alterations to the Premises which Lessor may deem advisable. Except in the event of emergency or abandonment of the Premises by Lessee, Lessor agrees to give Tenant advance telephonic notice of inspections or other entry upon the Premises.

         10.      ALTERATIONS BY LESSEE:

                  Lessee accepts the Premises in "as is" condition upon tender of the Premises by Lessor and Lessee shall not make or cause to be made any structural alteration, addition or improvement without first obtaining the written approval and consent of Lessor. If Lessee wishes to make structural alterations, Lessee shall make any and all alterations or changes at Lessee's cost and expense after first obtaining Lessor's written approval of plans and specifications. The interest of Lessor under this Lease shall not be subject to liens for improvements made by Lessee. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from and against any and all liens, costs, damages, expenses and losses which may be suffered by Lessor resulting from any actions taken by Lessee for the alteration, improvement, repair or maintenance of the Premises. Lessee shall be responsible for obtaining any and all permits for approved alterations, improvements, repairs and maintenance to the Premises.

         11.      LESSOR'S CONSENT TO ADVERTISING:

                  Lessee will not place or maintain on any exterior door, wall or window of the Premises, or the building housing the Premises, any sign, awning or canopy, or advertising matter of any kind or nature without first obtaining the written approval of Lessor.

         12.      OWNERSHIP OF IMPROVEMENTS:

                  All additions, alterations and improvements made in or to the Premises shall become the property of the Lessor and shall be surrendered with the Premises at the termination of this Lease. Lessee shall not be required to remove or restore any improvement or alteration to the Premises which Lessor shall authorize and approve in writing. Lessee shall have the right to remove or replace its

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movable trade fixtures, provided Lessee is not in default under the provisions of this Lease and Lessee repairs any damage caused by such removal or replacement.

         13.      MAINTENANCE OF INTERIOR OF BUILDING ON PREMISES:

                  Lessee shall keep the interior of the building on the Premises in good, sound, clean, tenantable condition and repair during the term of this Lease or any extension thereof. Lessee's maintenance obligation shall include, but shall not be limited to, responsibility for maintaining the walls, windows, window glass, screens, appliances, light fixtures, elevators, plumbing fixtures, doors, floors, electrical system, plumbing system, air conditioning and heating equipment (including any exterior compressors) and all other components of the interior of the Premises in good repair at all times. Lessee shall arrange for pest control service for the Premises on a regular basis during the term of this Lease.

         14.      MAINTENANCE OF EXTERIOR OF PREMISES:

                  Lessee shall be fully responsible for all repairs and maintenance of the exterior of the building on the Premises and all other exterior areas of the Premises. Lessee shall keep the walkway in front of the building on the Premises together with the parking areas on the Premises clean and free of all debris. No equipment, merchandise or other materials shall be stored or kept anywhere outside of the building on the Premises. Lessee acknowledges that the maintenance and repair of the foundation, structural walls (including all exterior surfaces) and the roof of the building on the Premises is the responsibility of Lessee and that Lessor has no responsibility for the maintenance and repair of the building, the parking lots or any other areas of the Premises. It is clearly understood between Lessor and Lessee that Lessor has no obligation for repairs of any kind, nature or description (whether interior or exterior) unless otherwise set forth within this Lease. Lessee shall repaint the building on a regular basis and shall reseal and restripe the parking lot on a regular basis, all in keeping with good building maintenance practices. Lessee shall maintain all landscaping and grassy areas surrounding the building in a neat and businesslike manner.

         15.      LIABILITY INSURANCE:

                  Lessee, prior to occupancy, agrees to provide public liability insurance, insuring the interests of both Lessee and Lessor against all claims and demands made by any person or persons whatever for injuries to persons or property in connection with the operation and maintenance of the Premises and the business operated therein by Lessee. Said policies shall provide insurance coverage to the extent of not less than $3,000,000.00 property damage for each accident or occurrence, and coverage to the extent of not less than $3,000,000.00 to cover any single or specific injury to any one person and to the extent of not less than $5,000,000.00 to cover a claim of injury or damage from any particular accident or occurrence and the total aggregate of claims that may arise or be claimed to have arisen against Lessor or Lessee from such occurrence. Lessee shall also carry a $5,000,000.00 umbrella public liability policy which shall provide coverage for both Lessor and Lessee. Prior to occupancy, Lessee shall deliver to Lessor copies of any policies, receipts for payment of premiums and certificates of insurance Issued by the insurance company or the insuring agent, clearly showing Lessor and, if requested, Lessor's mortgagee(s) as an additional insured under said policies. Lessee shall be responsible for providing Lessor with evidence of renewal of said liability policy or policies at least fifteen (15) days prior to the expiration of any existing policy term.

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         16.      INDEMNITY:

                  In addition to the liability insurance requirements set forth in the paragraph above, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, suits, actions, damages and/or causes of action arising during the term of this Lease for any personal injury, loss of life and/or damage to property sustained in or about the Premises by reason of, or as a result of, Lessee's occupancy thereof or arising or resulting from the acts or omissions of Lessee. This indemnification and hold harmless shall include, but shall not be limited to all orders, judgments and/or decrees which may be entered against Lessor, and shall apply to all costs, counsel fees, expenses and liabilities incurred in connection with the defense of any claim against Lessor and the investigation thereof. This provision shall survive the expiration or earlier termination of this Lease.

         17.      FIRE AND CASUALTY INSURANCE:

                  Lessee shall, at Lessee's expense, be responsible for obtaining Insurance coverage for the Premises and for Lessee's contents in the Premises together with coverage for any improvements within or without the Premises which were constructed for Lessee or are the responsibility of Lessee. Lessor and any mortgagee of Lessor shall be named an additional insured on such policies to the extent Lessor's interest appears, and Lessee shall provide Lessor with a copy of the insurance policy showing Lessor and Lessor's mortgagees to be an additional insured under the policy together with a copy of the paid receipt for the insurance and an original certificate of insurance issued by the insurance company or the insuring agent. Lessee shall be responsible for providing Lessor with proof of renewal of said insurance at least fifteen (15) days prior to the expiration of any existing policy term. It is clearly understood by Lessee that Lessor shall have all rights and interest in, or claim to, all fire or casualty insurance policy proceeds attributable to the Premises, including all buildings and leasehold improvements. Lessee's interest in casualty insurance proceeds shall be limited to Lessee's personal property and business equipment which Lessee would be entitled to remove upon the expiration of this Lease.

         18.      DAMAGE OR DESTRUCTION OF THE PREMISES:

                  a. PARTIAL DESTRUCTION OF THE PREMISES: In the event of a partial destruction or damage of the Premises in which all or a portion of the Premises remain tenantable and none of the conditions in Paragraph 18(b) are applicable, this Lease shall not terminate and the rental for the Premises shall not abate during the pendency of repairs to the Premises.

                  b. TOTAL DESTRUCTION OF THE PREMISES: In the event of a destruction or damage of the Premises to the extent such that Lessee is not able to conduct its business on the Premises, or in the event of a partial destruction for which the then current zoning ordinances of Okaloosa County, Florida prohibit the issuance of the necessary permits to effect the repairs to the Premises, this Lease may be terminated at the option of either the Lessor or Lessee. The option to terminate shall be effective upon written notice by either party to the other within twenty (20} days after destruction (if total destruction) or, in the event of partial destruction, twenty (20) days after it becomes apparent that necessary permits for the repairs cannot be obtained. Lessee shall surrender possession within twenty (20) days after such notice is issued, and each party shall be released from all future obligations hereunder, and Lessee shall pay pro rata rental only to the date of such destruction. This provision shall not serve to relieve Lessee of any financial responsibilities of Lessee existing or arising prior to the date of destruction and shall not relieve Lessee from its obligations pursuant to Paragraph 16 hereof.

                  c. RESPONSIBILITY FOR REPAIRS: It is clearly understood and agreed that the responsibility for repair of the Premises rests with Lessee. Lessor shall not be responsible for any repairs to the Premises, provided, however, if the Premises are to be reconstructed, Lessor shall make available insurance proceeds paid to Lessor on account of the destruction for purposes of reconstruction of the Premises. It is clearly understood that Lessee shall carry adequate insurance to rebuild and reconstruct Lessee's interior improvements and any other improvements serving the Premises. Any agreement of

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Lessor to permit Lessee to rebuild the Premises shall be expressly contingent upon the approval of any mortgagee(s) of Lessor and the release of insurance proceeds by such mortgagee(s).

         19.      DAMAGE BY WATER:

                  Lessee assumes all risk of damage to Lessee's property that may occur by reason of water or the bursting or leaking of any pipes within or without the Premises, or from any act of negligence of any other person or persons. Lessee further assumes any and all risk of damage to Lessee's property occurring from any acts of God, including fire, hurricane or other natural calamity or disaster.

         20.      SUBORDINATION:

                  This Lease shall at all times be subject and subordinate to any mortgage (which term shall include any financing statement) which now encumbers the Premises or which may hereafter be made on account of any bona fide loan placed on the Premises by the Lessor. Said subordination shall be to the full extent of all debts and charges secured thereby and shall extend to any renewals and extensions of all or any part thereof. Lessor shall have the right, at any time, to subject the property to the encumbrance of mortgage indebtedness and the Lessee agrees, upon request, to execute any certificate, estoppel or subordination documents which Lessor's lender may deem necessary in connection with obtaining and closing any mortgage indebtedness which Lessor desires to place upon the Premises.

         21.      DELIVERY OF PREMISES TO LESSOR:

                  At the expiration of the term hereof, Lessee shall quietly and peaceably deliver the Premises to the Lessor in the same repair and condition in which it was originally received, ordinary wear and tear excepted. The Premises shall be broom clean and shall be free of defects, with all mechanical systems of the Premises being fully operational and in good working order.

         22.      DEFAULT BY LESSEE:

                  If Lessee shall default in the payment of any rents reserved hereunder for more than ten (10) days following the due date, or in the payment of any additional rental amounts or sums which Lessee agrees to pay pursuant to the terms and provisions of this Lease for more than ten (10) days following the due date (or if no due date is stated, for more than ten (10) days following written demand); or if any execution, attachment or other process shall be issued against Lessee or any of Lessee's property by which the Premises could be taken, occupied or attempted to be taken and occupied by someone other than Lessee; or if Lessee shall default under any of the terms and conditions of this Lease; Lessor, in addition to any other remedies available at law or in equity, shall be entitled, at Lessor's election, to the following remedies:

                  a. Lessor may, in accordance with Florida law, re-enter the Premises and dispossess Lessee or its legal representatives, successors or assigns, and remove the personal property of the Lessee, at Lessee's expense, in which event Lessor shall have the right to immediately collect from Lessee the full amount of all rent and other charges which are due or are to become due to Lessor for the remaining unexpired term of the Lease; or,

                  b. Lessor may take possession of the Premises and sublease the same for the benefit of Lessee and collect from the Lessee all expenses of Lessor in retaking, repairing, modifying, advertising and re-letting the Premises, together with any shortfall in the amounts due and owing to Lessor pursuant to this Lease. In the event that Lessor shall release the Premises for the benefit of Lessee. Lessor shall apply any rents received from any sublessee in the following order: (i) the costs, including court costs and reasonable attorneys' fees of expelling Lessee from the Premises; (ii) the costs of advertising the Premises for rent; (iii) the costs of any repairs or modifications necessary to place a

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sublessee within the Premises; (iv) the repair of any damage to the Premises caused by Lessee; and (v) the payment of the rental amounts due under this Lease.

         23.      NON-MONETARY DEFAULTS:

                  If Lessee defaults in fulfilling any of the covenants of this Lease, other than the payment of rent and other monies due under this Lease, Lessor shall give Lessee written notice of such default, and if Lessee shall not have cured, or undertaken to cure, the default within ten (10) days after delivery or attempted delivery of said notice, this Lease and the term hereunder shall, at the option of Lessor, expire as completely and fully as if this Lease had run its full term and Lessee shall quit and surrender the Premises, provided, however, Lessor shall have all remedies as provided under Paragraph 22 above for the collection of all present or future amounts due and owing to Lessor under the terms of this Lease. The foregoing provisions of this Paragraph 23 notwithstanding, in the event of a non-monetary default involving a threat to the health, safety and welfare of the building occupants or in the event of a cited code violation, Lessor shall be entitled to undertake correction of the default, at Lessee's expense, at any time, whether before or after the expiration of the ten (10) day period. Any amounts expended by Lessor to correct the default shall be considered additional rent which shall be immediately due and payable to Lessor upon demand.

         24.      LESSOR'S DEFAULT:

                  In the event any performance is required of Lessor under this Lease, the Lessor shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease to be performed by Lessor if the same shall be performed within forty-five (45) days after written notice from Lessee to Lessor. In the event Lessor's performance cannot reasonably be completed within forty-five (45) days, the time period shall be automatically extended by a period of time which is reasonable under the circumstances. The foregoing notwithstanding, the Lessor shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease to be performed by Lessor if the same shall be due to any strike, lockout, civil commotion, warlike operation, invasion, rebellious hostilities, sabotage, governmental action, regulations or controls, inability to obtain any material, service or financing, acts of God or other cause beyond the control of Lessor.

         25.      SEVERABILITY:

                  The invalidity or unenforceability of any provisions of this Lease Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         26.      NOTICE:

                  Whenever notice is required to be given hereunder, it is agreed that written notice sent by certified mail, return receipt requested, or delivered by hand or by overnight courier service to 2234 Colonial Boulevard, Fort Myers, Florida 33907, shall constitute sufficient notice to the Lessee. Written notice sent by certified mail, return receipt requested, or delivered by hand or by overnight courier service to the Lessor at the place last designated as the place at which rental payments are to be made, shall constitute sufficient notice to the Lessor. Where the Lessee shall consist of more than one party, notice to one shall constitute notice to all. Notice hand delivered to Lessor or Lessee shall be deemed received upon delivery. Notice delivered by overnight courier service shall be deemed received on the day following posting. Notice sent by certified mail shall be deemed received three (3) days following posting.

         27.      ATTORNEYS' FEES AND EXPENSES:

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                  In the event Lessor is joined as a party in any law suit or other legal proceedings or legislative or administrative hearing arising out of or resulting from this Lease, or arising from Lessee's occupation of the Premises, or in the event Lessee defaults under any of the terms or conditions of this Lease and Lessor engages an attorney to enforce performance thereof, or to evict the Lessee, or to collect monies due from the Lessee or to perform any service as a result of said default, then, in any of said events, whether suit be brought or not, the Lessee agrees to pay reasonable attorneys' fees and all expenses and costs incurred by the Lessor pertaining or relating to any one or more of said occurrences.

         28.      CONDEMNATION:

                  If the whole or any substantial part of the Premises (making the Premises substantially untenantable for Tenant's purposes) shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or in the event Lessor shall convey or otherwise alienate all or part of the Premises to a public or quasi-public body In anticipation of condemnation or the exercise of eminent domain, then, and in that event, the term of this Lease shall cease and terminate upon the date that title vests in the public or quasi-public body and Lessee shall have no claim against Lessor or, to the extent such claim would reduce Lessor's award, against the condemning authority for the value of any unexpired term of said Lease or for the value of any improvements made to the Premises at the expense of Lessee.

         29.      UTILITIES:

                  All utilities serving the Premises shall be obtained fay Lessee at Lessee's sole cost and expense.

         30.      HAZARDOUS WASTE INDEMNIFICATION:

                  Lessee agrees that it will not, in its use of the Premises, dispose of or release or allow to be disposed of or released any gasoline, oil or petroleum derivatives, paint products, toxic substance, hazardous substance, solid waste, wastes, or contaminant on the Premises (the terms "hazardous substance" and "release" shall have the meanings specified in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended from time to time, also known as "Superfund", the terms "solid waste" and "disposal", "dispose" or "disposed" shall have the meanings specified in the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended from time to time, and the terms "wastes" and "contaminant" shall have the meanings specified in the State of Florida's 1974 Resource Recovery and Management Act ("RRMA"), as amended from time to time, except that if such acts are amended or other rules, regulations or statutes are enacted to broaden the meanings thereof, the broader meaning shall apply herein).

                  Lessee hereby agrees to defend, indemnify and hold Lessor harmless of and from any and all losses, damages, claims, costs, fees, penalties, charges, assessments, taxes, fines or expenses including reasonable attorneys' fees and legal assistants' fees, arising out of any claim asserted by any person, entity, agency, organization or body against Lessor, as a result of breach of the foregoing covenant, or asserted by any person, entity, agency, organization or body against Lessor, in connection with liability associated with cleaning up, removing, disposal of or otherwise eliminating any oil or petroleum derivatives, toxic substance, hazardous substance, solid waste, wastes, or contaminant, from the Premises or any adjacent properties affected by the contamination. This indemnity includes, but is not limited to, any losses, damages, claims, costs, fees, penalties, charges, assessments, taxes, fines or expenses, including reasonable attorneys fees and legal assistants' fees incurred by Lessor under CERCLA, under RCRA or under RRMA.

         31.      REAL PROPERTY TAXES

                  During the term of this Lease, Lessee agrees to pay all ad valorem real property taxes and all other taxes and assessments due upon the Premises prior to delinquency. Said taxes shall be

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prorated for any partial year during the Lease term. Lessee acknowledges that
Lessor has previously paid to Lessee prorated taxes for the period January 1, 2001 through May 21, 2001 and, therefore, Lessee shall be responsible for payment of all 2001 real property taxes.

         32.      PERSONAL PROPERTY TAXES

                  It shall be Lessee's responsibility under this Lease to pay all personal properly taxes upon inventory, trade fixtures or other personal property contained within the Premises.

         33.      RADON DISCLOSURE:

                  Lessee acknowledges the fallowing Radon Gas disclosure set forth in Florida Statute 404.056(8):

                  RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         34.      RECORDING:

                  This Lease may not be recorded within the State of Florida.

         35.      SALE OR TRANSFER OF SUBJECT PROPERTY:

                  Lessee acknowledges that in the event the Premises shall be sold by Lessor, Lessee shall look solely to Lessor's successor in interest for all performance required of Lessor under this Lease.

         36.      QUIET ENJOYMENT:

                  Provided Lessee fully and faithfully performs its obligations under the terms and provisions of this Lease, Lessee shall have quiet and peaceful enjoyment of the rights and privileges granted to Lessee hereunder, subject, however, to the terms, provisions and conditions set forth in this Lease.

         37.      HEADINGS:

                  Headings of paragraphs within this Lease are for convenience only and shall not be given any meaning or be considered a modification of the substantive content of any paragraph.

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         38.      RELATIONSHIP BETWEEN THE PARTIES:

                  Lessor and Lessee agree that this Lease does not constitute nor shall it be construed to create a partnership, joint venture or any other business relationship between the parties, it being the intent of the parties that the relationship shall be only that of Lessor and Lessee.

         39.      ENTIRE AGREEMENT:

                  This Agreement constitutes the entire agreement between the parties and any prior oral or written agreements are hereby merged into this Lease as if said prior agreements never existed. This Agreement may not be modified or altered except with the prior written approval of both Lessor and Lessee. This Lease shall be binding on the successors and assigns of the parties hereto.

         WHEREUNTO, the parties have sat their hands and seals on the date and day first referenced above.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:

                                             FORT WALTON RADIATION ASSOCIATES,
                                             LLP, A FLORIDA LIMITED LIABILITY
                                             PARTNERSHIP (Lessee)

/s/ DEANNA HEMINGER                   BY:    /s/ MICHAEL J. KATIN, MD
----------------------------------           -----------------------------------
WITNESS                                      PARTNER

DEANNA HEMINGER
----------------------------------
TYPE/PRINT NAME OF WITNESS                   DATE:        5/23/01


/s/ MARIA M. SUAREZ
----------------------------------
WITNESS

MARIA M. SUAREZ
----------------------------------
TYPE/PRINT NAME OF WITNESS

                                             21ST CENTURY ONCOLOGY, INC., A
                                             FLORIDA CORPORATION (LESSOR)

/s/ DEANNA HEMINGER                   BY:    /s/ DAVID M. KOENINGER
----------------------------------           -----------------------------------
WITNESS                                      DAVID M. KOENINGER, EXECUTIVE VICE
                                             PRESIDENT
DEANNA HEMINGER
----------------------------------
TYPE/PRINT NAME OF WITNESS                   DATE:        5/23/01


/s/ MARIA M. SUAREZ
----------------------------------
WITNESS

MARIA M. SUAREZ
----------------------------------
TYPE/PRINT NAME OF WITNESS

                                   EXHIBIT "A"

Lot A: Commence at a G.L.O. corner marking the NE corner of the SE 1/4 of
Section 34, Township 1 South, Range 24 West, Okaloosa County, Florida; thence S 00(degree) 47' W along the East line of Section 34 a distance of 300.0 feet to a concrete monument marking the NE corner of Donlabrook Gardyns, Plat Book 5, Page 137; thence N 89(degree) 21' W along the North line of Donlabrook Gardyns a distance of 427.0 feet to a concrete monument marking the NW corner of Donlabrook Gardyns; thence S 00(degree) 47' W along the West line OF Donlabrook Gardyns a distance of 100 feet to a concrete monument and the POB; thence continue S 00(degree) 47' W a distance of 99.12 Feet to an iron rod; thence N 89(degree) 13' W a distance of 200.00 feet to an iron rod and the East R/W of Mar Walt Drive (65' R/W); thence N 00(degree) 47' E along said East R/W a distance of 97.22 feet to a concrete monument; thence S 89(degree) 45' 44" E distance of 200.0 feet to the POB. Said tract contains 0.45 more or less.

                                      -11-